CUSIP No. 698354107	SCHEDULE 13G	Page 1 0 of 10

Exhibit I

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of the shares of Common Stock of Pandora Media, Inc.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

DATED: February 13, 2013.

GREYLOCK XII GP LIMITED LIABILITY COMPANY

By:	/s/ William W. Helman
William W. Helman, Senior Managing Member

By:	/s/ Aneel Bhusri
Aneel Bhusri, Senior Managing Member

GREYLOCK XII LIMITED PARTNERSHIP

By:	Greylock XII GP Limited Liability Company
General Partner

	By:	/s/ William W. Helman
William W. Helman, Senior Managing Member

	By:	/s/ Aneel Bhusri
Aneel Bhusri, Senior Managing Member

GREYLOCK XII-A LIMITED PARTNERSHIP

By:	Greylock XII GP Limited Liability Company
General Partner

	By:	/s/ William W. Helman
William W. Helman, Senior Managing Member

	By:	/s/ Aneel Bhusri
Aneel Bhusri, Senior Managing Member

/s/ William W. Helman
William W. Helman

/s/ Aneel Bhusri
Aneel Bhusri